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                                                                    EXHIBIT 99.1





EDUTREK INTERNATIONAL, INC. ANNOUNCES $5 MILLION WORKING
CAPITAL LOAN AND LETTER OF INTENT TO SELL CERTAIN GLOBAL
STUDIES ASSETS

ATLANTA, June 1 /PRNewswire/ -- EduTrek International, Inc. (OTC Bulletin Board:
EDUT), operator of American InterContinental University (AIU), today announced it has entered into a letter of intent with an undisclosed company for the acquisition of certain assets of AIU's Global Studies business for $27 million. In addition, with the execution of the letter of intent, EduTrek received a $5 million loan to assist in funding its short-term working capital requirements, such loan to be due in six months. This transaction is subject to negotiation of definitive agreements and receipt of all regulatory approvals. EduTrek, through the American InterContinental University (www.aiuniv.edu ), is a leading provider of career-oriented and fully-accredited higher education programs. The Company operates campuses in Atlanta (Buckhead and Dunwoody), Miami, London, Los Angeles, Washington, D.C., and Dubai, United Arab Emirates, with curricula focusing on information technology, international business, multimedia communications, art and design. Safe Harbor Statement -- Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results, expected future results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.


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